Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114911 on Form S-8 of FPL Group, Inc. of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of FPL Group Bargaining Unit Employee Retirement Savings Plan for the year ended December 31, 2007.

Crowe Chizek and Company LLC

Columbus, Ohio
June 26, 2008